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                                                                    EXHIBIT 10.4

            AMENDED AND RESTATED RESTRICTED STOCK PURCHASE AGREEMENT

     THIS AMENDED AND RESTATED RESTRICTED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of January ___, 2006, by and between HealthSpring, Inc., a Delaware corporation (formerly known as NewQuest Holdings, Inc.) (the "Company"), and ____________ ("Executive").

     The Company and Executive desire to enter into this Agreement which amends and restates in its entirety that certain Restricted Stock Purchase Agreement between the Company and Executive dated _______________, 2005 (the "Original Agreement") pursuant to which Executive purchased from the Company, and the Company sold to Executive, ________ shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). All shares of Common Stock acquired by Executive pursuant to the Original Agreement are referred to herein as "Executive Securities." The issuance of Executive Securities to Executive pursuant to the Original Agreement was intended to be exempt from registration under the Securities Act pursuant to Rule 701 thereunder. Certain definitions are set forth in Section 9 of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby amend and restate the Original Agreement in its entirety as follows:

     1. Certain Acknowledgments.

     (a) In connection with the purchase and sale of the Executive Securities, Executive agrees that the representations and warranties made to the Company in
Section 1 of the Original Agreement shall remain in full force and effect notwithstanding the amendment and restatement of the Original Agreement as set forth herein.

     (b) Executive acknowledges and agrees that neither the issuance of the Executive Securities to Executive nor any provision contained herein or in the Original Agreement has entitled or shall entitle Executive to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company or any of its Subsidiaries to terminate Executive's employment at any time for any reason.

     (c) The Company and Executive acknowledge and agree that this Agreement has been executed and delivered, and the Executive Securities have been issued pursuant to the Original Agreement, in connection with and as a part of the compensation and incentive arrangements between the Company and Executive.

     2. Vesting of Executive Securities.

     (a) Except as otherwise provided herein, fifty percent (50%) of the Executive Securities shall vest as described in Section 2(b) below (the "Time Shares") and fifty percent (50%) of the Executive Securities shall vest as described in Section 2(c) below (the "Performance Shares").


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     (b) Except as otherwise provided in this Section 2, the Time Shares shall become vested on the first anniversary of the Closing Date with respect to 20% of the Time Shares if and only if Executive has been continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through and including such date. On the last day of each calendar month thereafter (commencing on the first calendar month after the first anniversary of the Closing Date), an additional 1.666666667% of the Time Shares shall become vested if and only if Executive has been continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through and including such date.

     (c) Except as otherwise provided in this Section 2, the Performance Shares shall become fully vested on the seventh anniversary of the date hereof if and only if Executive is, and has been, continuously employed by the Company from the date of this Agreement through the seventh anniversary of the date of the Original Agreement. Notwithstanding the foregoing and except as otherwise provided herein, the Performance Shares shall become vested, as of the date you receive notice of such vesting from the Company (which shall be on or before March 31 of each year), with respect to twenty percent (20%) of the Performance Shares following the end of each of the five fiscal years commencing with the fiscal year ending December 31, 2005, if the Company has met the EBITDA Goal (as defined below) for such year. In addition, to the extent EBITDA in any of the Company's fiscal years ending December 31, 2006 through 2009 exceeds the EBITDA Goal for such fiscal year, such excess amount may be carried backward (but not forward) to the earliest prior year in which the EBITDA Goal was not met, and the amount of Performance Shares which shall become vested for such earlier year shall be recalculated taking into account such excess amount. Set forth on Annex A attached hereto are certain performance goals, expressed in terms of EBITDA, which are referred to herein as the Company's "EBITDA Goals." Notwithstanding anything to the contrary in this Agreement, the EBITDA Goal for any fiscal year of the Company may be adjusted by the Board, in consultation with management, upon the occurrence of any mergers, acquisitions, divestitures or other significant events (including, without limitation, any adjustments to reflect anticipated contributions resulting from the entry into new markets), or otherwise in the discretion of the Board. The foregoing notwithstanding, upon consummation of a Public Offering, all unvested Performance Shares shall automatically be redesignated as Time Shares and shall vest as if such unvested Performance Shares had been designated Time Shares as of the Closing Date.

     (d) Notwithstanding Section 2(b) above, if Executive has been continuously employed by the Company or a Subsidiary from the date of this Agreement until the consummation of a Sale of the Company, the portion of the Executive Securities which has not become vested as of the date of such event shall immediately become vested with respect to 100% of the Time Shares immediately prior to the consummation of such Sale of the Company.

     (e) Notwithstanding Section 2(c) above, if Executive has been continuously employed by the Company or a Subsidiary from the date of this Agreement until the consummation of a Sale of the Company prior to the fifth anniversary of the Closing Date, the portion the Executive Securities which has not become eligible for vesting at the date of such event shall immediately become vested with respect to the number of the Performance Shares equal to (a) the number of Performance Shares which would have been subject to vesting after the date of the consummation of such Sale of the Company multiplied by (b) the Current Vested Performance Percentage as of the date of the consummation of such Sale of the Company. For


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example, if (x) the Company has met the EBITDA Goal for the Company's fiscal years ending December 31, 2005 and December 31, 2006, (y) the Company has not met the EBITDA Goal for the Company's fiscal year ending December 31, 2007, and
(z) a Sale of the Company is consummated on July 5, 2008, then the Executive Securities shall become vested with respect to the number of Performance Shares equal to approximately 27% of the total number of Performance Shares issued to the Executive pursuant to this Agreement (which, together with the portion of the Performance Shares which had already become vested pursuant to Section 2(c) above, shall equal the number of Performance Shares equal to approximately 67% of the total number of Performance Shares issued to the Executive pursuant to this Agreement).1 Such Performance Shares shall become vested immediately prior to the consummation of such Sale of the Company.

     (f) Notwithstanding Section 2(e) above, if Executive has been continuously employed by the Company or a Subsidiary from the date of this Agreement until the consummation of a Sale of the Company prior to the fifth anniversary of the Closing Date and pursuant to which the GTCR Investors receive Cash Inflows in an aggregate amount which, when combined with other GTCR Investors Cash Inflows, are in excess of three (3.0) times the GTCR Investors' aggregate Cash Outflows with respect to the GTCR Investors' Preferred Shares and Common Shares (assuming vesting of all Common Shares and all options to acquire Common Shares to be vested in connection with such Sale of the Company), the portion of the Executive Securities which has not become vested at the date of such event (whether due to a failure to meet EBITDA Goals or otherwise) shall immediately become vested with respect to 100% of the Performance Shares. Such Performance Shares shall become vested immediately prior to the consummation of such Sale of the Company.

     (g) Notwithstanding any provision to the contrary in this Agreement, if Executive has been continuously employed by the Company or a Subsidiary from the date of this Agreement until the consummation of a Sale of the Company, in the event of a Sale of the Company, the Board may provide, in its sole discretion, that all of the Performance Shares (or a portion thereof) shall become vested in connection with such Sale of the Company.

     (h) The Executive Securities that have become vested are referred to herein as "Vested Stock." All Executive Securities that have not become vested are referred to herein as "Unvested Stock."

     (i) Notwithstanding anything in Section 2(b) or (c) to the contrary, in no event shall more twenty percent (20%) of the Executive Securities in the aggregate become Vested Stock in any twelve month period during the term of this Agreement pursuant to Sections 2(b) and 2(c) hereof.




----------------------
1 Note: The 27% would equal (a) 40% (i.e. the portion of Performance Shares which would have been subject to vesting after the date of the consummation of such Sale of the Company) multiplied by (b) 66.67% (i.e. the Current Vested Performance Percentage as of the date of the consummation of such Sale of the Company).




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     3. Repurchase Options.

     (a) In the event Executive ceases to be employed by the Company or any of its Subsidiaries for any reason (a "Separation"), the Executive Securities will be subject to repurchase, in each case by the Company and the Eligible Stockholders pursuant to the terms and conditions set forth in this Section 3.

     (b) In the event of a Separation, (i) the purchase price for each share of Unvested Stock will be the lesser of (A) the Fair Market Value of such share as of the date of such Separation, (B) the Fair Market Value of such share as of the date of the Repurchase Notice (as defined below), and (C) Executive's Original Cost for such share, and (ii) the purchase price for each share of Vested Stock will be the Fair Market Value of such share as of the date of the Repurchase Notice; provided, however, that if Executive's employment is terminated with Cause, the purchase price for each share of Vested Stock will be the lesser of (A) Executive's Original Cost for such share and (B) the Fair Market Value of such share as of the date of the Repurchase Notice.

     (c) The Company may elect to repurchase all or any portion of the Executive Securities (the "Available Shares") if Executive's employment with the Company or any of its Subsidiaries has terminated (the "Repurchase Option") by delivery of written notice (a "Repurchase Notice") to Executive within 180 days after Executive's Date of Termination for any Executive Securities issued 181 days or more prior to the Date of Termination (or in the case of Executive Securities issued 180 days or less prior to the Date of Termination, no earlier than 181 days and no later than 271 days after the date of the issuance of such Executive Securities) (the "Repurchase Notice Period"). The Repurchase Notice shall set forth the amount of Executive Securities to be acquired, the aggregate consideration to be paid for such Executive Securities, and the time and place for the closing of the transaction. The number of Executive Securities to be repurchased by the Company shall first be satisfied to the extent possible from the Executive Securities held by Executive at the time of delivery of the Repurchase Notice. If the number of Common Shares then held by Executive is less than the total number of Common Shares the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Common Shares under this Agreement, pro rata according to the number of Common Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares). The number of Common Shares to be repurchased hereunder shall be allocated among Executive and the other holders of Common Shares (if any) pro rata according to the number of Common Shares to be purchased from such persons.

     (d) If for any reason the Company does not elect to purchase all of the Available Shares, then the Board may (but shall not be required to) permit the Eligible Stockholders to exercise the Repurchase Option for all or any portion of the Available Shares that were not repurchased by the Company pursuant to
Section 3(c) above (the "Remaining Shares"). In the event the Board permits the Eligible Stockholders to exercise the Repurchase Option, then within 60 days after the beginning of the Repurchase Notice Period corresponding to such Available Shares, the Company shall give written notice (the "Option Notice") to each Eligible Stockholder setting forth the number of Remaining Shares and the purchase price for the Remaining Shares. The Eligible Stockholders may elect to purchase all or any portion of the


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Remaining Shares by giving written notice to the Company within 20 days after the Option Notice has been delivered to the Eligible Stockholders by the Company. If the Eligible Stockholders elect to purchase an aggregate amount of Remaining Shares in excess of the amount of Remaining Shares specified in the Option Notice, then the Remaining Shares shall be allocated among the Eligible Stockholders based on the number of Preferred Shares owned by each Eligible Stockholder on the date of the Option Notice. Any Eligible Stockholder may condition its election to purchase such Remaining Shares on the election of one or more other Eligible Stockholder to purchase Remaining Shares. As soon as practicable, and in any event within 10 days after the expiration of the 20-day period set forth in the immediately preceding sentence, the Company shall deliver a Repurchase Notice to the holders of such Remaining Shares setting forth the aggregate consideration to be paid by the respective Eligible Stockholder for such Remaining Shares and the time and place for the closing of the transaction. At the time the Company delivers such Repurchase Notice to the holders of such Remaining Shares, the Company shall also deliver written notice to each Eligible Stockholder setting forth the amount of securities such Eligible Stockholder is entitled to purchase, the aggregate purchase price, and the time and place of the closing of the transaction.

     (e) If the Company elects to purchase all or any portion of such Executive Securities, including Executive Securities held by one or more of Executive's transferees, then, within 180 days of the first date of the Repurchase Notice Period, the Company shall pay for such Executive Securities (i) by offsetting obligations owed by Executive or Executive's transferee(s) to the Company, (ii) with a subordinated promissory note of the Company, which subordinated promissory note shall (x) bear interest at a rate equal to the interest rate of the Company and its Subsidiaries with respect to its indebtedness for borrowed money as of the date of the Repurchase Notice (which shall be payable annually in cash unless otherwise prohibited), (y) have all principal payment due no later than on the earlier of the third anniversary of the date of issuance and the date of a Sale of the Company; and (z) be subordinated on terms and conditions satisfactory to the holders of the Company's indebtedness for borrowed money or (iii) at the Company's option, by certified check or wire transfer of funds. If an Eligible Stockholder elects to purchase all or any portion of the Remaining Shares, such Eligible Stockholder shall pay for such Common Shares by certified check or wire transfer of funds on a date to be determined by the Board within 180 days of the first date of the Repurchase Notice Period. The Board shall determine whether the purchasers of Common Shares hereunder shall be entitled to receive customary representations and warranties form the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

     (f) In the event of a Sale of the Company, the Executive Securities which
(A) were issued 181 days or more prior to the Sale of the Company and (B) would be Unvested Stock after giving effect to any vesting of such Executive Securities pursuant to Section 2 in connection with such Sale of the Company (such stock shall be deemed "Sale of the Company Unvested Stock") will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 3(f). In the event of a Sale of the Company, the purchase price for each share of Sale of the Company Unvested Stock will be the lesser of
(A) the Fair Market Value of such share as of the date of such Sale of the Company, and (B) Executive's Original Cost for such share. The Company may elect to repurchase all of the Sale of the Company Unvested Stock in the event of a Sale of the Company by delivery of written notice (a


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"Sale of the Company Repurchase Notice") to Executive at least two (2) business days prior to such Sale of the Company. The Sale of the Company Unvested Stock shall be repurchased from the Sale of the Company Unvested Stock held by Executive and any other holder(s) of Sale of the Company Unvested Stock under this Agreement. If the Company elects to purchase the Sale of the Company Unvested Stock, including Sale of the Company Unvested Stock held by one or more of Executive's transferees, then, immediately prior to, at or in connection with the Sale of the Company, the Company shall pay for the Sale of the Company Unvested Stock (i) by offsetting obligations owed by Executive or Executive's transferee(s) to the Company, or (ii) at the Company's option, by certified check or wire transfer of funds. The Board shall determine whether the purchasers of Sale of the Company Unvested Stock hereunder shall be entitled to receive customary representations and warranties form the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

     (g) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Common Shares hereunder which the Company is otherwise entitled or required to make, the time periods provided in this Section 3 shall be suspended, and the Company will make such repurchases as soon as it is permitted to do so under such restrictions.

     (h) The right of the Company and the Eligible Stockholders to repurchase Vested Stock shall terminate upon the first to occur of a Sale of the Company and a Public Offering. The rights of the Eligible Stockholders to repurchase Unvested Stock shall terminate upon a Sale of the Company.

     4. Stockholders Agreement. As a condition to the issuance of Executive Securities under the Original Agreement, Executive has previously executed and delivered a copy of the Stockholders Agreement to the Company.

     5. Restrictions on Transfer of Executive Securities.

     (a) Transfer of Executive Securities. The holders of Executive Securities shall not Transfer any interest in any shares of Executive Securities, except pursuant to (i) the provisions of Section 3 hereof, (ii) a Public Sale, (ii) a Sale of the Company, or (iii) the provisions of Section 5(b) hereof.

     (b) Certain Permitted Transfers. The restrictions set forth in this Section 5 shall not apply with respect to any Transfer of Executive Securities made by will or pursuant to applicable laws of descent and distribution or to such Person's legal guardian in case of any mental incapacity or among such Person's Family Group; provided that the restrictions contained in this Section 5 will continue to be applicable to the Executive Securities after any Transfer of the type referred to in this Section 5(b) and the transferees of such Executive Securities will agree in writing to be bound by the provisions of this Agreement. Any transferee of Executive Securities pursuant to a transfer in accordance with the provisions of this Section 5(b) is herein referred to as a "Permitted Transferee." Upon the transfer of Executive Securities pursuant to this


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Section 5(b), Executive will deliver a written notice (a "Transfer Notice") to the Company. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

     (c) Termination of Restrictions. The restrictions set forth in this Section 5 will continue with respect to each Common Share until the earlier of (i) the date on which such Common Share has been transferred in a Public Sale in compliance with the terms hereof or (ii) the consummation of a Sale of the Company.

     6. Additional Restrictions on Transfer of Executive Securities.

     (a) Legend. The certificates representing the Executive Securities will bear a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF _______ __, 200_, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY, DATED AS OF _______ __, 200. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL STATEMENT OF ALL OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREON AUTHORIZED TO BE ISSUED BY THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

     (b) Opinion of Counsel. Executive shall not sell, transfer, or dispose of any Common Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer (unless waived by the Company).

     (c) Holdback. Executive shall not effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company's equity securities except as part of such underwritten registration if otherwise permitted.

     7. Confidentiality; Noncompetition and Nonsolicitation.



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     (a) Obligation to Maintain Confidentiality. Executive hereby acknowledges that the information, observations and data (including trade secrets) obtained by Executive during the course of Executive's employment with the Company and its Subsidiaries concerning the business or affairs of the Company and its respective Subsidiaries and Affiliates ("Confidential Information") are the property of the Company or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company's business or industry of which Executive becomes aware. Therefore, Executive hereby agrees that Executive will not disclose to any unauthorized Person or use for Executive's own account any Confidential Information without the Board's written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions to act, (ii) was known to Executive prior to Executive's employment with the Company or any of its Subsidiaries and Affiliates, or (iii) is required to be disclosed pursuant to any applicable law or court order. Executive hereby agrees to deliver to the Company at the Date of Termination, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company and its respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which Executive may then possess or have under Executive's control.

     (b) Ownership of Property. Executive hereby acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company's or any of its Subsidiaries' or Affiliates' actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company or any of its Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) ("Work Product") belong to the Company or such Subsidiary or Affiliate and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of Executive's work for any of the foregoing entities shall be deemed a "work made for hire" under the copyright laws, and the Company or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a "work made for hire," Executive hereby assigns and agrees to assign to the Company or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether before or after the Date of Termination) to establish and confirm the Company's or such Subsidiary's or Affiliate's ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

     (c) Third Party Information. Executive understands that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's and its Subsidiaries and Affiliates' part to maintain the confidentiality of such information and to use it only for certain limited purposes. During Executive's employment and thereafter, and without in any way limiting the provisions of Section 7(a) above, Executive hereby agrees to hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use anywhere in the United States, except in connection with Executive's work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the Board in writing.

     (d) Use of Information of Prior Employers. During Executive's employment, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company or any of its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person. Executive will use in the performance of Executive's duties only information which is (i) generally known and used by persons with training and experience comparable to Executive's and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company or any of its Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person.

     (e) Noncompetition. In further consideration of the issuance of Executive Securities to Executive hereunder, Executive hereby acknowledges that during the course of Executive's employment with the Company or any of its Subsidiaries Executive shall become familiar, and/or during Executive's employment with NewQuest, LLC, a Texas limited liability company ("NQLLC"), or any of its Subsidiaries Executive has become familiar with the Company's, and its Subsidiaries' trade secrets and with other Confidential Information concerning the Company and its predecessors and Subsidiaries and that Executive's services have been and shall continue to be of special, unique and extraordinary value to the Company and its Subsidiaries, including NQLLC, and therefore Executive hereby agrees that, while employed by the Company or any of its Subsidiaries, and for a period of eighteen months after Executive's of Termination (the "Noncompete Period"), Executive shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, be employed in an executive, managerial or administrative capacity by, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist prior to Executive's Date of Termination, or, as of Executive's Date of Termination, are contemplated to exist during the twelve-month period following Executive's Date of Termination (the "Restricted Business"), within any geographical area in which the Company or any of its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from (i) being a passive owner of not more than 2% of the outstanding

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stock of any class of a corporation which is publicly traded, so long as
Executive has no active participation in the business of such corporation or
(ii) becoming employed, engaged, associated or otherwise participating with a separately managed division or Subsidiary of a competitive business that does not engage in the Restricted Business (provided that services are provided only to such division or Subsidiary).

     (f) Nonsolicitation. Executive hereby agrees that, during the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company and any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries within the twelve-month period immediately prior to the Date of Termination, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business, or reduce the amount of business done, with the Company or such Subsidiary or in any adverse way interfere with the business relationship between any such customer, supplier, licensee or business relation and the Company and any Subsidiary. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Executive from employing an individual (i) with the consent of the Company or (ii) who responded to general solicitations in publications or on websites, or through the use of search firms, so long as such general solicitations or search firm activities are not targeted specifically at an employee of the Company or any of its Subsidiaries.

     (g) Enforcement. Because Executive's services are unique and because Executive has access to Trade Secrets and other Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement, including, without limitation, any breach of this
Section 7. Therefore, in the event a breach or threatened breach of this Agreement, the Company and its Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

     (h) Acknowledgments. Executive hereby acknowledges that the provisions of this Section 7 are (i) in addition to, and not in limitation of, any obligation of Executive's under the terms of any employment agreement with the Company or a Subsidiary, and (ii) in consideration of employment with the Company or its Subsidiaries, the issuance of the Executive Securities by the Company and additional good and valuable consideration as set forth in this Agreement. In addition, Executive hereby agrees and acknowledges that the restrictions contained in this Section 7 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. Executive hereby agrees and acknowledges that the potential harm to the Company and its Subsidiaries of the non-enforcement of this Section 7 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive hereby acknowledges that Executive has carefully read this Agreement and have given careful consideration to the restraints imposed upon Executive by this Agreement, and are in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, its Subsidiaries and Affiliates now existing or to be developed in the future. Executive hereby expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

     8. Remedies. The parties hereto (and the Eligible Stockholders as third-party beneficiaries hereof) shall be entitled to enforce their respective rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto (and the Eligible Stockholders as third-party beneficiaries hereof) may, in their sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     9. Definitions.

     "Affiliate" shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or under common control with such Person.

     "Board" means the Company's board of directors.

     "Cash Inflows" with respect to any Preferred Shares or Common Shares shall include the following received in connection with a Sale of the Company, a Public Sale or otherwise:

     (i) all cash payments distributed to the holder of such Preferred Shares or Common Shares with respect to, or as consideration or in exchange for such Preferred Shares or Common Shares (whether such payments are received from the Company or any other Person), including, without duplication, all cash payments received by such holder with respect to or in exchange for the property described in the proviso in (ii) below and all cash dividends and distributions received with respect to such Preferred Shares or Common Shares; and

     (ii) the Fair Market Value of all securities and other property received by such holder with respect to, or as consideration or in exchange for such Preferred Shares or Common Shares (whether such payments are received from the Company or any other Person), including, without duplication, the Fair Market Value of property received by such holder with respect to or in exchange for the property described in the proviso below; provided that in the event that Preferred Shares or Common Shares or other property is received subject to contingencies or restrictions that are reasonably likely to affect its Fair Market Value (e.g., non-publicly traded securities or publicly traded securities subject to material restrictions or limitations, other than customary underwriter lockups or other restrictions or limitations that constitute customary limitations arising by virtue of the relative priority of such securities with respect to the issuer thereof or the short-swing profit recovery rules under the Securities Exchange Act of 1934, as amended, or a right to receive future consideration pursuant to an earn-out), the Fair Market Value of such property shall reflect appropriate discounts.

     "Cash Outflows" with respect to any Preferred Shares or Common Shares, shall include the sum of all cash payments by such holder to the Company to purchase the Preferred Shares and Common Shares.

     "Cause" shall have the meaning assigned to such term in Executive's written employment agreement or, in the absence of any written employment agreement, (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving material dishonesty, material disloyalty, or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into public disgrace or disrepute, (iii) Executive's failure (other than by reason of Disability) to carry out effectively his or her duties and obligations to the Company or to participate effectively and actively in the management of the Company, as determined in the reasonable judgment of senior management of the Company or the Board, (iv) gross negligence or willful misconduct with respect to the Company or any Subsidiary, or (v) any material breach of this Agreement.

     "Closing Date" means March 1, 2005.

     "Common Shares" shall mean shares of Common Stock and any other shares into which such stock may be changed or converted by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

     "Current Vested Performance Percentage" means, as of any date, an amount equal to (A) the aggregate number of vested Performance Shares as of such date divided by (B) the aggregate number of Performance Shares which would have been vested as of such date pursuant to Section 2(c) above if the Company had met the EBITDA Goal for each of the Company's fiscal years ending prior to such date.

     "Date of Termination" shall mean (i) if Executive's employment is terminated by the Company or any Subsidiary, the effective date of termination as specified in the written notice from the Company or such Subsidiary to Executive terminating Executive's employment, (ii) if Executive terminates his or her employment, the last day of Executive's employment or (iii) if Executive's employment is terminated other than pursuant to (i) or (ii), then the date determined in good faith by the Board.

     "Disability" shall have the meaning assigned to such term in Executive's written employment agreement or, in the absence of any written employment agreement, shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of Executive to carry out effectively such Executive's duties and obligations to the Company or any of its Subsidiaries or to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

     "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, excluding any non-recurring or extraordinary items, as determined in accordance with generally accepted accounting principles, applied on a basis consistent with the Company's past practices; provided that, the calculation of EBITDA shall exclude (i) the management fee payable to GTCR pursuant to that certain Professional Services Agreement between GTCR and the Company, (ii) non-recurring extraordinary items (as determined by the Board in its discretion), and (iii) all start-up costs to the extent related to expansion into new markets.

     "Eligible Stockholders" shall mean the Stockholders as defined in the Stockholders Agreement.

     "Executive Securities" means (i) all Common Shares issued pursuant to this Agreement and (ii) all Common Shares issued with respect to the Common Shares referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Shares. Executive Securities shall continue to be Executive Securities in the hands of any holder other than Executive (except for (x) the Company, (y) to the extent acquired pursuant to Section 3, by any Eligible Stockholder, and (z) to the extent that Executive is permitted to transfer Executive Securities pursuant to Sections 5 or 6 hereof, purchasers pursuant to a Public Offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Executive Securities hereunder. Notwithstanding the foregoing, all shares of Unvested Stock shall remain Unvested Stock after any Transfer thereof.

     "Fair Market Value" of any property shall be determined in good faith by the Board.

     "Family Group" shall mean, with respect to a Person who is an individual, such Person's spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person's spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person's spouse and/or descendants and any retirement plan for such Person.

     "GTCR" means GTCR Golder Rauner II L.L.C., a Delaware limited liability company.

     "GTCR Investors" means GTCR Fund VIII, L.P., a Delaware limited partnership, GTCR Fund VIII/B, L.P., a Delaware limited partnership, GTCR Co-Invest II, L.P., a Delaware limited partnership, and any investment fund managed by GTCR or any of its Affiliates that at any time executes a counterpart to the Stockholders Agreement.

     "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendant (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

     "Original Cost" means, with respect to each share of Common Stock purchased pursuant to the Original Agreement, $0.10 per share (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

     "Preferred Shares" shall mean shares of the Company's Preferred Stock, par value $0.01 per share, and any other shares into which such stock may be changed or converted by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

     "Public Offering" shall mean an initial public offering and sale, registered under the Securities Act, of equity securities of the Company, as approved by the Board.

     "Public Sale" shall mean any sale of Common Shares to the public pursuant to which such Common Shares have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Common Shares or to the public through a broker, dealer, or market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) under the Securities Act, other than Rule 144(k) prior to a Public Offering.

     "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) 50% or more of the Common Shares outstanding at the time of such transaction or series of transactions or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Stockholders Agreement" means that certain Stockholders Agreement, dated as of March 1, 2005, by and among the Company, the GTCR Investors, and the other parties thereto, as amended from time to time pursuant to its terms.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

     "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

     10. Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands, and other communications shall be sent to Executive and the Company at the addresses indicated on the Notices Schedule attached hereto or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notices required to be sent to any Eligible Stockholders shall be sent to such Eligible Stockholders at such address as set forth in the Stockholders Agreement or at such other address or to the attention of such other person as such Person has specified by prior written notice to the Company.

     11. General Provisions.

     (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such equity for any purpose.

     (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (c) Complete Agreement. Except as expressly set forth herein, this Agreement constitutes the entire understanding between Executive and the Company, and supersedes all other agreements, whether written or oral, with respect to the subject matter hereof.

     (d) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     (e) Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (f) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

     (g) Adjustments of Numbers. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

     (h) Choice of Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

     (i) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

     (j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and, so long as any Preferred Shares remain issued and outstanding, the Eligible Stockholders who hold a majority of all Preferred Shares held by the Eligible Stockholders.

     (k) Right to Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate Executive's employment at any time (with or without Cause), nor confer upon Executive any right to continue in the employ of or provide services to the Company or any of its Subsidiaries for any period of time or to continue Executive's present (or any other) rate of compensation.

     (l) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     (m) Deemed Transfer of Executive Securities. If the Company (and/or the Eligible Stockholders and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Securities to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Eligible Stockholders and/or any other Person acquiring securities) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

     (n) Third-Party Beneficiaries. The Company and Executive each acknowledge that each of the Eligible Stockholders (so long as such Person is an Eligible Stockholder) is a third-party beneficiary under this Agreement.(o) Exemptions. The Company and Executive each acknowledge and agree that this Agreement has been executed and delivered, and the Executive Securities have been granted pursuant to the Original Agreement, in connection with and as a part of the compensation and incentive arrangements between the Company and Executive. The Executive Securities granted pursuant to the Original Agreementare intended to qualify for an exemption (the "Exemption") from the registration requirements under the Securities Act pursuant to Rule 701 thereof, and under applicable state securities laws. In the event that any provision of this Agreement would cause the Executive Securities issued pursuant to the Original Agreement to not qualify for the Exemption, each of Executive and the Company agrees that this Agreement shall be deemed automatically amended to the extent necessary to cause the Executive Securities to qualify for the Exemption.



                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Restricted Stock Purchase Agreement on the date first written above.


                                     HEALTHSPRING, INC.

                                     By:
                                          -------------------------------------
                                     Name:
                                          -------------------------------------
                                     Its:
                                          -------------------------------------



                                     ------------------------------------------
                                     Name:
                                     Address:

                                NOTICES SCHEDULE



If to the Executive:                To the address set forth on the signature
                                    page hereto.

If to the Company:                  HealthSpring, Inc.
                                    44 Vantage Way
                                    Suite 300
                                    Nashville, TN 37228
                                    Attention: Corporate Secretary
                                    Telephone: (615) 291-7000
                                    Telecopy: (615) 291-7011

                                    with a copy (which will not constitute
                                    notice to the Company) to:

                                    GTCR Fund VIII, L.P.
                                    6100 Sears Tower
                                    Chicago, Illinois  60606-6402
                                    Attention:  Joseph P. Nolan
                                    Telephone: (312) 382-2200
                                    Facsimile: (312) 382-2201

                                    and:

                                    Kirkland & Ellis LLP
                                    200 East Randolph Drive
                                    Chicago, Illinois  60601
                                    Attention: Kevin R. Evanich, P.C.
                                               Jeffrey A. Fine, Esq.
                                    Telephone: (312) 861-2000
                                    Facsimile: (312) 861-2200









                                      -2-